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                                                                    EXHIBIT 99.2

                                      PROXY

                                 E.PIPHANY, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned stockholder of E.PIPHANY, Inc. ("E.piphany"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated April __, 2000, for the Special Meeting to be held on May 31, 2000 and at any and all adjournments thereof, and hereby appoints Roger S. Siboni and Kevin J. Yeaman, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of E.piphany, to be held on May 31, 2000 at 9:00 a.m., local time at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California 94065, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ITEM 1 ON THE REVERSE SIDE OF THIS PROXY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.



                  (Continued and to be signed on reverse side)

SEE                                                                  SEE
REVERSE                                                            REVERSE
SIDE                                                                 SIDE


                              FOLD AND DETACH HERE

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                                                           PLEASE   [X]
                                                       MARK VOTES
                                                       AS IN THIS
                                                          EXAMPLE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.



(1)     To approve the issuance of shares of E.piphany    FOR  AGAINST  ABSTAIN
        common stock to shareholders of Octane            [ ]    [ ]      [ ]
        Software, Inc. in connection with the merger of a wholly-owned subsidiary of E.piphany with Octane.

                            [ ] MARK HERE FOR ADDRESS
                                CHANGE AND NOTE AT LEFT

                            [ ] MARK HERE IF YOU PLAN
                                TO ATTEND THE MEETING



                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD USING THE ENCLOSED ENVELOPE. This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.


Signature(s)_______________Date:______Signature(s)_________________Date:________


                              FOLD AND DETACH HERE
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